Exhibit 99.1

Welsbach Technology Metals Acquisition Corp. Announces

Postponement of Special Meeting of Shareholders

Chicago, IL, Sept. 26, 2023 (GLOBE NEWSWIRE) -- Welsbach Technology Metals Acquisition Corp. (NASDAQ: WTMA) (“WTMAC”), a special purpose acquisition company, filed a definitive proxy statement with respect to a special meeting of its stockholders to be held on Thursday, September 28, 2023 at 10:00 a.m. Eastern time (the “Special Meeting”) to vote on, among other things, a proposal to approve an extension of time for WTMAC to consummate an initial business combination (the “Extension Amendment Proposal”) for an additional nine months from September 30, 2023 to June 30, 2024.

On September 26, 2023, WTMAC determined to postpone the Special Meeting to Friday, September 29, 2023 at 2:00 p.m. Eastern time.

In connection with the postponement of the Special Meeting, WTMAC has extended the deadline by which holders of WTMAC’s shares of common stock sold in its IPO (its “public shares”) may elect to redeem their shares for their pro rata portion of the funds available in the trust account in connection with the Extension Amendment Proposal to Wednesday, September 27, 2023, at 5:00 p.m., Eastern Time.

About WTMAC

WTMAC is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While WTMAC may pursue an acquisition in any business industry or sector, it intends to concentrate its efforts on targets in the technology metals and energy transition materials industry. WTMAC is led by Chief Executive Officer Daniel Mamadou and Chief Operating Officer Chris Clower.

Forward Looking-Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” with respect to the proposed transaction between a target and WTMAC include statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of a target. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of WTMAC’s securities, (ii) the risk that the transaction may not be completed by WTMAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by WTMAC, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of a Merger Agreement by the shareholders of WTMAC, the satisfaction of the minimum amount in the trust account, if any, following redemptions by WTMAC’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) the potential lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete a PIPE investment, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of a Merger Agreement, (vii) the effect of the announcement or pendency of the transaction on a target’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of a target and potential difficulties in employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against a target or against WTMAC related to a Merger Agreement or the proposed transaction, (x) the ability to maintain the listing of WTMAC’s securities on a national securities exchange, (xi) the price of WTMAC’s securities may be volatile due to a variety of factors, including changes in the competitive and regulated industries in which WTMAC plans to operate or a target operates, variations in operating performance across competitors, changes in laws and regulations affecting WTMAC’s or a target’s business, a target’s inability to implement its business plan or meet or exceed its financial projections and changes in the combined capital structure, (xii) changes in general economic conditions, including as a result of the COVID-19 pandemic, and (xiii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in a registration statement on Form S-4 following identification of a target and execution of a Merger Agreement, the proxy statement/prospectus and other documents filed or that may be filed by WTMAC from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and a target and WTMAC assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither a target nor WTMA gives any assurance that either a target or WTMAC, or the combined company, will achieve its expectations.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF WTMAC ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE EXTENSION AMENDMENT PROPOSAL BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXTENSION AMENDMENT PROPOSAL.

Contact:

Daniel Mamadou, CEO of Welsbach Technology Metals Acquisition Corp.

daniel@welsbach.sg